Loan No. 3514ZR

Exhibit 10.4

SEVENTH MODIFICATION AGREEMENT

(Unsecured Loan)

THIS SEVENTH MODIFICATION AGREEMENT (“Agreement”) dated December 20, 2011 (the “Amendment Date”) is entered into by and between Wells Fargo Bank, National Association, as administrative agent (“Agent”) and representative for the Lenders (as defined in the Loan Agreement referenced below), the Lenders and PS Business Parks, L.P., a California limited partnership (“Borrower”).

R E C I T A L S

A.	Pursuant to the terms of an Amended and Restated Revolving Credit Agreement among Borrower, Agent and Lenders, dated October 29, 2002 (as amended, the “Loan Agreement”), as amended by the First Modification Agreement, dated December 29, 2003, the Second Modification Agreement, dated January 23, 2004, the Third Modification Agreement, dated August 2, 2005, the Fourth Modification Agreement, dated July 30, 2008, the Fifth Modification Agreement, dated July 28, 2010, and the Sixth Modification Agreement, dated August 3, 2011, Lender made a loan to Borrower in the principal amount of up to One Hundred Million Dollars ($100,000,000) (which amount was subsequently increased to Two Hundred Fifty Million Dollars ($250,000,000)) (“Loan”). The Loan is evidenced by a Third Amended and Restated Note, dated August 3, 2011, executed by Borrower in favor of Wells Fargo Bank, National Association, in the principal amount of the Loan (the “Note”), and is further evidenced by the documents described in the Loan Agreement as “Loan Documents”.

B.	The Note, the Loan Agreement, this Agreement, the other documents described in the Loan Agreement as “Loan Documents”, together with all modifications and amendments thereto and any document required hereunder, are collectively referred to herein as the “Loan Documents”.

C.	By this Agreement, Borrower, Agent and Lenders intend to modify and amend certain terms and provisions of the Loan Documents.

NOW, THEREFORE, Borrower, Agent and Lenders agree as follows:

1.	CONDITIONS PRECEDENT. The following are conditions precedent to Agent’s and Lenders’ obligations under this Agreement:

1.1	Receipt by Agent of the executed originals of this Agreement, and any and all other documents and agreements which are required by this Agreement or by any other Loan Document, each in form and content acceptable to Agent;

1.2	Reimbursement to Agent by Borrower of Agent’s reasonable costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, reasonable attorneys’ fees (excluding, however, any fees or costs of in-house counsel) and documentation costs and charges, whether such services are furnished by Agent’s employees or agents or by independent contractors;

1.3	Satisfaction of the conditions precedent in Section 6.1 of the Term Loan Agreement;

1.4	The representations and warranties contained in this Agreement are true and correct; and

1.5	All payments due and owing to Agent and Lenders under the Loan Documents have been paid current as of the effective date of this Agreement.

2.	REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants that no Event of Default, Default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents (as modified by this Agreement) and that all representations and warranties herein and in the other Loan Documents are true and correct in all material respects, which representations and warranties shall survive execution of this Agreement.

Loan No. 3514ZR

3.	MODIFICATION OF LOAN DOCUMENTS. The Loan Agreement is hereby supplemented and modified to incorporate the following, which shall supersede and prevail over any conflicting provisions of the Loan Documents:

3.1	“Availability”. The definition of “Availability” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Availability” means, on any date, the lesser of (i) an amount equal to (a) the Unencumbered Asset Value as of the end of the most recently concluded Fiscal Quarter for which the Borrower is, as of such date of determination, required to have reported to Lenders pursuant to Section 5.1.5 hereof, multiplied by (b) .50 minus (c) any amounts outstanding under the Term Loan Agreement, and (ii) $250,000,000

3.2	“Debt”. The following is hereby added as a new clause (ix) to the definition of “Debt” in Section 1.1 of the Loan Agreement:

“(ix) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect to any Mandatorily Redeemable Stock issued by such Person or another Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.”

3.3	“Majority Lenders”. The definition of “Majority Lenders” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following

“‘Majority Lenders’” means, as of any date, Lenders (which must include the Lender then acting as Agent) having at least 51% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 51% of the principal amount outstanding under the Loan, provided that (a) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of the Loan of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of the Loan of such Defaulting Lenders, and (b) at all times when two or more Lenders are party to this Agreement, the term “Majority Lenders” shall in no event mean less than two Lenders.”

3.4	“Mandatorily Redeemable Stock”. A new defined term “Mandatorily Redeemable Stock” is hereby added to Section 1.1 of the Loan Agreement as follows:

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Debt or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests); in each case, on or prior to the Maturity Date.”

3.5	“Outstanding Unsecured Liabilities”.

(a)	The following is hereby added at the end of clause (i) of the definition of “Outstanding Unsecured Liabilities” in Section 1.1 of the Loan Agreement:

“and any amounts outstanding under the Term Loan Agreement”

(b)	The following is hereby added after the last sentence in the definition of “Outstanding Unsecured Liabilities” in Section 1.1 of the Loan Agreement:

“Secured Debt that is secured solely by Equity Interests and is recourse to the Borrower or Guarantor shall be considered to be Outstanding Unsecured Liabilities.”

3.6	“Property Information”. The defined term “Property Information” and its related definition are hereby deleted from Section 1.1 of the Loan Agreement.

Loan No. 3514ZR

3.7	“Term Loan Agreement”. A new defined term “Term Loan Agreement” is hereby added to Section 1.1 of the Loan Agreement as follows:

“Term Loan Agreement”. means the Credit Agreement, dated December 20, 2011, executed by and among Borrower, Agent and certain additional lenders, as the same may be amended, restated or replaced from time to time.”

3.8	“Unencumbered Asset”. The last paragraph of the definition of “Unencumbered Asset” is hereby deleted and replaced in its entirety with the following:

“As of the date hereof, all Unencumbered Assets are described on Schedule 1.1 C. If the Borrower intends to designate a Real Property as an Unencumbered Asset to be added to the Unencumbered Pool from time to time, it will notify the Agent of such intention by delivering to Agent an Unencumbered Asset Certificate setting forth the information required to be contained therein. Upon Agent’s concurrence that the evidence presented by Borrower in the Unencumbered Asset Certificate is sufficient to show that such Real Property constitutes an Unencumbered Asset, it shall be added to the Unencumbered Pool. If the Borrower at any time intends to withdraw any Real Property from the Unencumbered Pool, it shall (a) notify the Agent of its intention, and (b) deliver to the Agent an Unencumbered Asset Certificate establishing that the Borrower will be in compliance with this Agreement after giving effect to such withdrawal (and any concurrent addition of Real Properties to the Unencumbered Pool). Notwithstanding the foregoing, (x) a Real Property shall cease to be included as an Unencumbered Asset for purposes of this Agreement if such Real Property ceases to satisfy the requirements of the definition of the term “Unencumbered Asset” applicable to it (with the termination effective immediately) and (y) no Real Property may be withdrawn as an Unencumbered Asset if (i) a Default or Event of Default exists or (ii) a Default or Event of Default would exist immediately after such Real Property is withdrawn as an Unencumbered Asset.”

3.9	“Unencumbered Asset Certificate”. A new defined term “Unencumbered Asset Certificate” is hereby added to Section 1.1 of the Loan Agreement as follows:

“‘Unencumbered Asset Certificate’ means a certificate, in the form attached hereto as Exhibit G.”

3.10	Reporting. Section 5.1.5 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“5.1.5 Within ninety-five (95) days after the end of each Fiscal Quarter ending December 31, and within fifty (50) days after the end of each other Fiscal Quarter, an Unencumbered Asset Certificate, which shall include, with respect to each Unencumbered Asset, (a) the city and state where such Unencumbered Asset is located, (b) the year such Unencumbered Asset was acquired by the Borrower, (c) the square footage of such Unencumbered Asset, (d) the quarterly Property NOI of such Unencumbered Asset, (e) solely with respect to the Unencumbered Asset Certificate provided with respect to the Fiscal Quarter ending December 31, the annual Property Expenses and Capital Expenditures incurred with respect to such Unencumbered Asset and (f) the Average Occupancy of such Unencumbered Asset.”

3.11	Failure to Make Payments. Section 7.1.1 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

“7.1.1 Failure to Make Payments. (a) The Borrower shall fail to pay (i) within ten (10) days after the date due any amounts under this Agreement or any other Loan Document or the Fee Letter (except as provided in clause (ii) immediately following) or (ii) the principal amount of the Loan at maturity, whether by reason of acceleration or otherwise, or (b) any other Borrower Party shall fail to within ten (10) days after the date due any payment obligation owing by such Borrower Party under any Loan Document to which it is a party.”

3.12	Cross Default. The following is hereby added to the Loan Agreement as a new Section 7.1.12:

“7.1.12	Default under Term Loan Agreement. An Event of Default shall occur under the Term Loan Agreement.”

Loan No. 3514ZR

3.13	Unencumbered Asset Certificate. A new Exhibit G is hereby added to the Loan Agreement in the form of Exhibit G attached hereto.

4.	EFFECTIVE DATE. The effective date of Borrower’s obligations and, subject to the satisfaction of the conditions precedent in Section 1 above, Agent’s and Lenders’ obligations, under this Agreement shall be December 20, 2011.

5.	FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has previously delivered to Agent all of the relevant formation and organizational documents of Borrower, of the partners or joint venturers of Borrower (if any), and of all guarantors of the Loan (if any), and all such formation documents remain in full force and effect and have not been amended or modified since they were delivered to Agent. Borrower hereby certifies that: (i) the above documents are all of the relevant formation and organizational documents of Borrower; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were previously delivered to Agent.

6.	NON-IMPAIRMENT. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in the Note or any other Loan Document or affect or impair any rights, powers, or remedies of Agent or Lenders, it being the intent of the parties hereto that the provisions of the Note and other Loan Documents shall continue in full force and effect except as expressly modified hereby.

7.	MISCELLANEOUS; GOVERNING LAW; JURISDICTION. This Agreement and the other Loan Documents shall be governed by and interpreted in accordance with the laws of the State of California, except if preempted by federal law. In any action brought or arising out of this Agreement or the Loan Documents, Agent, each Lender and Borrower, and the general partners, members and joint venturers of Borrower (if any), hereby consent to the exclusive jurisdiction of any federal or state court having proper venue within the State of California and also consent to the service of process by any means authorized by California or federal law. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. All capitalized terms used herein, which are not defined herein, shall have the meanings given to them in the other Loan Documents. Time is of the essence of each term of the Loan Documents, including this Agreement. If any provision of this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Agreement and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

8.	INTEGRATION; INTERPRETATION. The Loan Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Agent in writing.

9.	EXECUTION IN COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

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Loan No. 3514ZR

IN WITNESS WHEREOF, Borrower, Lenders and Agent have caused this Agreement to be duly executed as of the date first above written.

“AGENT and LENDER”

WELLS FARGO BANK,
NATIONAL ASSOCIATION, as Agent and Lender

By:	/s/ Dale Northrup
Name:	Dale Northrup
Its:	Vice President

“BORROWER”

PS BUSINESS PARKS, L.P., a California limited partnership

By:	PS Business Parks, Inc.,
a California corporation,
its general partner

	By:	/s/ Edward A. Stokx
	Name:	Edward A. Stokx
	Its:	Executive Vice President and Chief Financial Officer